                                                                   EXHIBIT 10.28

                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT by and among DOCTOR'S PRACTICE MANAGEMENT, INC., a Texas Corporation (the "Purchaser") and MEDTEK MANAGEMENT, INC., a Texas corporation (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to memorialize the purchase of the property and assets of the Seller by the Purchaser in exchange for certain stock of the Purchaser and the assumption of certain liabilities of the Seller by the Purchaser, all on the terms and conditions herein set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. TRANSFER OF ASSETS: CONSIDERATION, ASSUMPTION OF LIABILITIES, AND OTHER MATTERS.

                 1.1 SALE OF TANGIBLE AND INTANGIBLE ASSETS. The Seller, at the Closing referred to in Section 2 hereof, will grant, sell, transfer, convey and deliver to the Purchaser all of the Seller's furniture, fixtures, leasehold improvements, equipment, signs, manuals, inventories (including office supplies), accounts receivable, rights under contracts, "Logo" licensing agreement, agreements, operating permits, goodwill, inventions, processes, know-how, patient histories and records, current and prospective client information, existing clientele, computer equipment, company specific software and databases, forms, brochures, client relations procedures, practice development resources and methods, fee schedules, operating systems, information bases, telephone listings, and all other similar properties and rights used by the Seller in connection with the conduct of Seller's business, all as the same shall exist on the Closing Date (as herein defined,) including but not limited to the items listed on the attached Schedule 1, excepting, however, (i) all of the corporate records of the Seller containing records of Seller's director's, and shareholder's meetings and Seller's stock transfer and issuance records and any other corporate records of Seller that do not pertain to the assets, properties and business of the Seller to be transferred pursuant to this Agreement, (ii) all rights in any fund relating to unemployment compensation, retirement, pension, profits sharing, bonus and savings funds, (iii) any of Seller's prepaid federal and state income taxes on the Closing Date, all of any of Seller's rights to, and claims for, federal and state income tax refunds and refunds of other taxes paid, and (iv) Seller's leasehold interest in and to the premises at 6200 Savoy, Suite 725, Houston, Texas 77036, which Purchaser expressly is not assuming. The assets, properties and business of the Seller to be transferred hereunder are hereinafter sometimes called the "Assets."

                 1.2 CONSIDERATION. Based upon the terms and subject to the conditions of this agreement, the total consideration to be paid by the purchaser for the tangible and intangible assets referred to in
         Section 1.1 shall be as follows:

                          (A) 180,000 restricted common shares of Dynacq International, Inc. ("the shares"), said shares to be issued on or before November 14, 1997;

                          (B) A two-year option (to expire at 11:59 p.m. on October 22, 1999) to purchase an additional 150,000 restricted shares of Dynacq International, Inc. stock for the market price existing at the close of trading on the date of the closing (said price subject to future splits, including reverse splits, and equity changes);

                          (C) Immediate assumption by the Purchaser of liability on the Seller's note owed to Compass Bank, in the approximate current amount of $63,000;

                          (D) The assumption by Purchaser of all of Seller's accounts receivable and only those accounts payable listed on the attached
                                  Exhibit 2.

                 1.3 ALLOCATION OF PURCHASE PRICE. The Seller and the Purchaser both expressly acknowledge and agree that the consideration to be paid and received for the tangible and intangible Assets and assumption of liabilities is fair and reasonable and represents equivalent value given for the transfer and sale of the Assets from the Seller to the Purchaser. Each of the Seller and Purchaser shall, for their respective accounting and tax reporting purposes, allocate the total consideration for the tangible and intangible Assets (including the Assumed Liabilities) among the tangible and intangible Assets to be sold and transferred by the Seller to the Purchaser in accordance with Schedule 4 attached hereto and for all purposes incorporated herein.

                 1.4 CONTRACTS, RECORDS. At the Closing, the Seller will deliver to the Purchaser a copy of the Compass Bank Note Agreement of the Seller to be assumed by the Purchaser. It is understood that the Seller has delivered to the Purchaser all books, records and other data relating to the Assets and the Assumed Liabilities. Seller agrees to take all such additional steps as may be required to put the Purchaser in full possession and control of the tangible and intangible Assets.

                 1.5 ASSUMPTION OF LIABILITIES. Purchaser assumes liability only for those accounts payable attached hereto as Exhibit 2 and for the Compass Bank indebtedness referenced above . Purchaser and Seller expressly agree that Purchaser assumes no other liabilities of Seller.

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         2.      THE CLOSING.

                 2.1 THE CLOSING. The purchase and sale of the Assets shall take place simultaneously with the execution of this Agreement as contemplated in Section 1 of this Agreement (herein called the "Closing") and shall take place at the offices of the Purchaser no later than on October 22, 1997, unless mutually extended by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser that:

                 3.1 ORGANIZATION AND EXISTENCE. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite legal and corporate power to carry on its business as now conducted and to enter into and perform this Agreement. The Seller is not qualified to do business as a foreign corporation in any state and neither the character or location of the assets owned by the Seller nor the nature of the business transacted by the Seller requires any such qualification. A true and correct copy of the Articles of Incorporation and Bylaws of the Seller, as in effect at the date hereof, have been delivered to the Purchaser.

                 3.2 TAX MATTERS. To the best of Seller's knowledge, all foreign, federal, state, county, local and other taxes, including without limitation, income taxes, occupation taxes, corporate franchise taxes, employment and withholding taxes, and sales and ad valorem taxes, due and payable by the Seller on or before the date of this Agreement have been paid and the Seller has filed all tax returns and reports required to be filled by it, with all such taxing authorities. Seller has made reasonable and adequate provision for the payment of all accrued and unpaid foreign, federal, state, county, local and other taxes of the Seller for all periods ended on or prior to the date hereof, whether or not disputed. No assessment of deficiencies has been made against the Seller and no extensions of time are in effect for the assessment of deficiencies.

                 3.3 INVENTORIES. Seller has previously delivered to Purchaser and Purchaser has reviewed and confirmed the list and description of all inventories of the Seller at the date hereof.

                 3.4 EQUIPMENT. Seller has previously delivered to Purchaser and Purchaser has reviewed and confirmed the list setting forth a description of all items of equipment owned or leased by the Seller at the date hereof. Seller has also informed Purchaser which, if any, of the items listed thereon is leased rather than owned by the Seller.

                 3.5 COMPLIANCE WITH LAWS. The Seller has complied in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of the Seller's properties and conduct of the Seller's business.





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                 3.6      BROKERS.  The Seller in not a party to or in any way
         obligated under any contract or other agreement for, and there are no outstanding claims against them for, the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                 3.7 PATENTS AND TRADE-MARKS. The Seller does not own, and neither have applied for, any patent, patent application, patent license, trade-mark, trade-mark application or trade-mark license. The Seller has no knowledge of any infringement or claimed infringement by the Seller of any patent right or trade-mark right of others.

                 3.8 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser all necessary financial statements and related information and Purchaser has assisted in obtaining such material. Purchaser has independently verified such financial information.

                 3.9 SELLER'S AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Seller has been duly authorized and approved by the Board of Directors of the Seller of more than 2/3 of the outstanding shares of the Seller and no further corporate action is necessary on the part of the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms. Evidence of such approvals, satisfactory to the Purchaser, will be provided on or before November 14, 1997. Neither the execution, delivery nor performance of this Agreement by the Seller will result in a violation or breach of any term or provision under the Articles of Association or Bylaws of the Seller or, constitute a default or breach of, or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which the Seller is a party or by which it or any of its respective assets are bound, or, violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Seller that:

                 4.1 ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite legal and corporate power to enter into and perform this Agreement.

                 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by the Board of Directors of the Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance of its terms. The Purchaser will provide to the Seller at the Closing copies of the resolutions of the Board of Directors of the Purchaser approving this Agreement, certified by an officer of the Purchaser. Neither the execution, deliver nor performance of this Agreement by the Purchaser will result in a violation or breach of any term or provision under the Articles of Incorporation or Bylaws of the Purchaser or constitute a default or breach of, or accelerate





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         the performance required under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                 4.3 BROKERS. The Purchaser is not a party to or in any way obligated under any contract or agreement for, and there are no outstanding claims against it for, the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this agreement.

                 4.4 ISSUANCE OF SHARES. The Shares to be delivered herein as consideration for the acquisition of the Tangible and Intangible Assets pursuant to this Agreement will, when delivered, be validly issued and outstanding, fully paid and non-assessable, and will be delivered on or before November 14, 1997.

         5.      INFORMATION.

                 5.1      ACCESS TO INFORMATION.  Purchaser, its counsel,
         accountants, and other        representatives, have been provided full
         and free access to all the properties, books, contracts, commitments, and records of the Seller and the work papers of the Seller's independent certified public accountants.

                 5.2 CONFIDENTIAL INFORMATION. The Seller acknowledges that in the course of its previous involvement with the business conducted by the Seller, it has had and will continue to have access to certain know-how, formulae, processes, data, proprietary information, supplier and patient records and information and other confidential knowledge of the business and operations of the Seller and Purchaser. Seller understands that all such information is confidential and has been or will be conceived or learned by them in confidence, and it agrees not to reveal any such information to any third person for any reason or under any circumstances. Seller further agrees that it will at no time use any such information for the purpose of competing with or assisting others in competing with the practice of the Purchaser or for any purpose which may be harmful or detrimental to the practice or interests of the Purchaser. The restrictions in this Section 5.2 shall not apply and shall not prohibit the use or disclosure of such confidential information (I) to the extent required by law or court order, or other administrative order in any litigation, arbitration, or similar proceeding; (ii) to the extent such information becomes publicly available other than through a breach of this Section 5.2; or (iii) to the extent such information would become necessary to support any claim arising between the parties; or (iv) with the written agreement of the Purchaser. The Seller agrees that any remedy at law for actual or threatened breach of the provisions of Section 5.2 would be inadequate and that the Purchaser shall be entitled to specific performance thereof or injunctive relief by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered by a court of competent jurisdiction. Any such remedy shall be in addition to any damages which the





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         Purchaser may be legally entitled to recover as a result of any breach by the Seller of the provisions of this Section 5.2, and the Seller hereby waives any requirement for the securing or posting of any bond in connection with obtaining any such injunctive or other equitable relief.

                 5.3 AGREEMENT CONCERNING EMPLOYEES. It is agreed that effective the Closing Date, the Purchaser shall not have any responsibility or obligation to retain any employees employed by the Seller prior to the Closing Date.

                 5.4 SUPPLEMENTS TO SCHEDULES. The Seller shall supplement each schedule attached hereto or delivered herewith as may be necessary to keep them current and accurate. At the Purchaser's reasonable request, the Seller shall deliver to the Purchaser copies of any documents pertaining to the matters listed or described in any such schedule. The duty to deliver the schedules and any supplements thereof shall survive the closing.

         6. COVENANTS OF THE PURCHASER. The Purchaser covenants with the Seller that:

                 6.1 CONFIDENTIALITY OF INFORMATION FURNISHED BY THE SELLER. The Purchaser has treated all information provided to it pursuant to Section 5 as confidential.

                 6.2 ACCESS TO INFORMATION. All books and records of the Seller delivered to the Purchaser at or after the Closing pursuant to this Agreement shall be made available to the Seller by the Purchaser at any reasonable time during regular business hours, or for a period of not less than two years after the Closing Date, and the Seller may, at their own expense, make such excerpts therefrom or copies thereof as they may request, provided, however, that in the event Seller is audited or required or requested to produce any such records after such two year period, Purchaser shall upon reasonable notice make any such existing records available at Seller's expense. Purchaser shall maintain the confidentiality of the clinical and financial content of all patient records.

                 6.3 THIRD PARTY CONSENTS. The Purchaser has used its best efforts to obtain any necessary consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement and to the performance by Purchaser of its obligations under this Agreement.

         7.      MISCELLANEOUS.

                 7.1 SALES, TRANSFER AND AD VALOREM TAXES. The Seller shall pay all sales and transfer taxes which may be payable as a direct result of the sale of the Assets to Purchaser pursuant to this Agreement. Ad valorem taxes on the personal property included in the Assets shall be prorated through the closing, and settlement shall be made at the closing.





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
                 7.2 SPECIFIC PERFORMANCE. Each party acknowledges that a remedy at law for any breach or attempted breach of the provisions of this Agreement will be inadequate, and agrees that each party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach.

                 7.3 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, telegraphed or telecopied with receipt confirmed, or mailed, first class, registered or certified mail, postage prepaid to the following:


                 If to the Seller:        Raja N. Salameh, M.D.
                                          1907 Orchard Country Lane
                                          Houston, Texas 77062
                                          Phone: 281-488-0188
                                          Telefax: 281-488-0147

                 with a copy to           Mr. Jeff C. Lamberth
                                          McConn, Williams & Hanson, L.L.P.
                                          600 Travis, Suite 6700
                                          Houston, Texas 77002
                                          Phone (713) 237-0222
                                          Telefax: (713) 237-0401

                 If to the Purchaser:     Doctors Practice Management, Inc.
                                          4301A Vista
                                          Pasadena, Texas 77504
                                          Phone: (713) 947-0891
                                          Telefax: (713) 944-3334

         or to such other address as shall be given in writing by any party to the others.

                 7.4 ASSIGNMENT. Except as specifically set forth herein, this Agreement may not be assigned by any party hereto without the consent of the other parties hereto.

                 7.5      SUCCESSORS BOUND.  Subject to the provisions of
         Section 7.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal legal representatives, and assigns.

                 7.6 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word "This Agreement," "this instrument," "herein," "hereto," "hereunder," and words of similar import refer to this Agreement as a





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
         whole and not to a particular article, section, paragraph, or other
         subdivision of this Agreement.   Whenever the context requires, the
         gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

                 7.7 AMENDMENT; WAIVER. This Agreement may be amended only by an instrument in writing executed by the parties hereto. The waiver of any covenant, condition, or breach of any provision of this Agreement must be in writing and such waiver shall not operate or be construed as a waiver of any subsequent or continuing condition.

                 7.8 ENTIRE AGREEMENT. This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof and thereof; and there are no promises, covenants, undertakings, representations, or warranties with respect to the subject matter hereof or thereof, written or oral, except those expressly set forth or referred to herein.

                 7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                 7.10 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas

                 7.11 PUBLIC DISCLOSURE. The parties hereto agree that any disclosure or press release about the transactions contemplated by this Agreement may only be made in the manner and at the time mutually determined by the Purchaser and the Seller.

                 7.12 TIME. Time is of the essence hereof. If the time for performance of any obligations set forth in this Agreement falls on Saturday, Sunday, or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday or legal holiday shall be deemed acceptable. For purposes of this agreement, a "business day" is any day other than a Saturday, Sunday, or legal holiday in Texas.

                 7.13 ATTORNEY'S FEES. In the event of any action at law or in equity between the parties hereto to enforce any provision or right hereunder or in any way related hereto or arising herefrom, the unsuccessful party in such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party. If such successful party shall recover judgment in any such action or proceeding, such costs and expenses shall be included as part of such judgment.

                 7.14 LANGUAGE. The language of this Agreement shall be construed as a whole and in accordance with the fair meaning of the language used. The language of this Agreement shall not be strictly construed for or against either of the parties hereto based upon who drafted or was principally responsible for drafting the Agreement or any specific





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
         term or condition hereof. This Agreement shall be deemed to have been drafted by each party hereto, and no party may urge otherwise.

                 7.15 KNOWLEDGE. Any representation, warranty or covenant herein which is limited to a party's "knowledge" is made with the understanding that such party has examined whatever sources of information that are reasonably accessible to such party in order to verify the truth and accuracy of such representation, warranty or covenant.

                 7.16 OTHER DOCUMENTS. The parties agree to execute all other documents or instruments necessary to effect the transfers of property set forth herein and otherwise to implement the provisions of this Agreement.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on October 22, 1997.


                                       SELLER:
                                       MEDTEK MANAGEMENT, INC.


                                       By: /s/  Rajan N. Salameh
                                          -----------------------------------
                                           RAJA N. SALAMEH, M.D., PRESIDENT


                                       PURCHASER:
                                       DOCTORS PRACTICE MANAGEMENT, INC.


                                       By: /s/  Chiu Chan
                                          -----------------------------------
                                           CHIU CHAN, PRESIDENT





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
                            B I L L   O F   S A L E


STATE OF TEXAS
                                                  KNOW ALL MEN BY THESE PRESENTS
COUNTY OF HARRIS

         THAT MEDTEK MANAGEMENT, INC., Seller, of Harris County, Texas, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration paid to it by DOCTORS PRACTICE MANAGEMENT, INC., the receipt of which is hereby acknowledged, has Bargained, Sold, and Delivered and by these presents does Bargain, Sell and Deliver to DOCTORS PRACTICE MANAGEMENT, INC. of Harris County, Texas, all of the personal property described in Exhibit 1 which is attached hereto and incorporated by reference herein for all purposes.

         Seller warrants that it is the lawful owner in every respect of all of the described property and that it is free and clear of all liens, security agreements, encumbrances, claims, demands, and charges of every kind whatsoever.

         Seller binds Seller, its heirs, executors, administrators, successors and/or assigns, to forever Warrant and Defend the title to all of the described property to Buyer, its heirs, successors and assigns, against the lawful claim or claims of any and all persons whomsoever.

         EXECUTED this 22nd day of October, 1997.

                                           MEDTEK MANAGEMENT, INC.



                                           By: /s/  Rajan Salameh
                                              ---------------------------------
                                               RAJA N. SALAMEH, M.D., PRESIDENT



STATE OF TEXAS
                                                        ACKNOWLEDGMENT
COUNTY OF HARRIS

         BEFORE ME, the undersigned authority, on this 22nd of October, 1997, personally appeared RAJA N. SALAMEH, M.D., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he had executed the same for the purposes and the consideration and in the capacity therein expressed.



                                           -----------------------------------
                                           Notary Public, State of TEXAS